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Exhibits 5.1 and 23.2

March 22, 2007

IHS Inc.
15 Inverness Way East
Englewood, CO 80112

Ladies and Gentlemen:

        IHS Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), an unspecified number of outstanding shares of its Class A common stock, par value $0.01 per share (the "Common Stock"), issued prior to the Company's initial public offering on November 10, 2005 and sold by the selling stockholders (the "Selling Stockholders") named in a supplement to the prospectus included in the Registration Statement, in a post-effective amendment thereto or in a document incorporated by reference therein, together with the rights (the "Rights") evidenced by the Common Stock to the extent provided in the rights agreement (the "Rights Agreement") between the Company and Computershare Trust Company, Inc., as Rights Agent (the "Rights Agent"), as described in the Registration Statement.

        As your counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we are of the opinion that:

  (i)
  The Common Stock which may be sold by the Selling Stockholders is validly issued, fully paid and non-assessable; and

  (ii)
  Assuming the Rights Agreement is a binding obligation of the Rights Agent, the Rights attributable to the Common Stock will have been validly issued.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption "Validity of Securities" in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ DAVIS POLK & WARDWELL

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  Exhibits 5.1 and 23.2